Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Farfetch Limited of our report dated May 30, 2018 relating to the financial statements of Farfetch.com Limited, which appears in Farfetch Limited’s Registration Statement on Form F-1 (No. 333-226929).

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

September 26, 2018